 Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

CLECO CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Cleco Corporation
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Cleco Corporation
Commission File No.: 001-15759

On October 20, 2014, the following frequently asked questions were posted on Cleco Corporation’s external website.

Why is Cleco selling the company?
After a thorough evaluation, Cleco is moving forward with a transaction that it believes is in the best interest of all Cleco stakeholders, including its employees, retirees, customers, communities and shareholders.

Does this announcement mean the sale is final?
The transaction is subject to customary closing conditions, including the approval of the Louisiana Public Service Commission (LPSC), Cleco shareholders, the Federal Energy Regulatory Commission (FERC), and the expiration or termination of the waiting period under the Hart-Scott Rodino Act. Cleco expects the transaction to close in the second half of 2015.

How will the transaction affect Cleco’s customers?
The transaction will not affect residential or commercial rates for electricity.
Customers will continue to receive reliable power and responsive customer service from the same experienced Cleco workers who have assisted them in the past. In fact, Cleco Power’s existing customer service office locations and service centers will continue to provide customers with prompt responses to billing, installation and service matters. In addition, following the close of the transaction, Cleco will remain a stand-alone company led by local management, and Cleco is committed to maintaining current staffing levels. Customers can continue to count on the same people they know and trust. The company will continue to operate under the “Cleco” brand and name.

Will customer rates go up as a result of this transaction?
The transaction will not affect residential or commercial rates for electricity.

Will customers have to pay for this transaction?
Absolutely not - the transaction will not affect residential or commercial rates for electricity.

Will customers have to call another state to pay bills or report an outage? How will customers work with Cleco after the transaction?
Cleco’s customers will continue to interact with the same personnel and in the same manner as they do today. Methods of payment will remain the same and customer service locations and telephone numbers will remain the same.

Will Cleco continue to invest in its infrastructure following the transaction? In service? In reliability?
Cleco will continue to invest in the infrastructure at the same or better levels as it does today. This includes vegetation management and pole inspection and replacement programs.

How will this transaction impact Cleco’s employees and retirees?
The new owner group has committed to maintain employee headcount, salaries and benefits substantially consistent with or better than current levels, in the aggregate, across the company for two years. There will be no material changes to Cleco’s pension plan, pension plan design, or to current benefits for retiree medical plan participants for two years. The new owner group is also committed to preserving Cleco’s Louisiana heritage, with local management and local operations.

How will this transaction impact the communities Cleco serves?
The company will continue to invest corporate resources and employee volunteer hours to help strengthen its communities. As a part of its public service effort, following the close of the transaction, Cleco will establish a charitable foundation that will support community-based programs, consistent with Cleco’s current practices and retain its current level of charitable contributions. Current levels of funding will also be maintained for state and local economic development organizations.

Who will lead Cleco following the transaction?
Upon closing of the transaction, it is expected that Darren Olagues will become president and CEO of Cleco and that Keith Crump, Cleco Power’s current senior vice president of commercial operations, and Bill Fontenot, Cleco Power’s current senior vice president of utility operations, will maintain senior leadership roles. We will continue to have Louisiana representation on the board with at least four members from Louisiana, with at least one of those members being the chair.

Where will Cleco be headquartered? Will there be any changes to the Cleco’s operations as a result of the transaction?
Cleco will remain headquartered in Pineville, Louisiana. Cleco will maintain its customer service and support functions in Louisiana, including its call center in Pineville, as well as management of generation operations, distribution, transmission and storm restoration. Cleco will continue to operate under the “Cleco” brand and name.

Who makes up the new owner group? What is their utility experience? Why are they interested in Cleco?
The new owner group is a group of North American long-term infrastructure investors led by Macquarie Infrastructure and Real Assets (MIRA) and British Columbia Investment Management Corporation (bcIMC) together with John Hancock Financial. The members of the new owner group take a partnership approach to their infrastructure investments, working with existing management to help support the overall performance and growth of the business. They have significant experience owning large utilities in the United States and around the world. They believe their experience and expertise can help drive additional growth at Cleco in the current operating environment and allow the company to continue to prosper over the long-term.

Forward-Looking Statements
Statements in this communication include “forward-looking statements” about future events, circumstances and results within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including, without limitation, statements containing the words “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and similar expressions, are statements that could be deemed forward-looking statements. These statements are based on the current expectations of Cleco’s management.

Although Cleco believes that the expectations reflected in such forward-looking statements are reasonable, such forward-looking statements are based on numerous assumptions (some of which may prove to be incorrect) and are subject to risks and uncertainties that could cause the actual results and events in future periods to differ materially from Cleco’s expectations and those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. Risks, uncertainties and other factors include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; or could otherwise cause the failure of the merger to close, including the failure to obtain shareholder approval for the proposed merger; (ii) the failure to obtain regulatory approvals required for the merger, or required regulatory approvals delaying the merger or causing the parties to abandon the merger; (iii) the failure to obtain any financing necessary to complete the merger; (iv) risks related to disruption of management’s attention from Cleco’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Cleco and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the fact that actual or expected credit ratings of Cleco or any of its affiliates, or otherwise relating to the merger, may be different from what the parties expect; (viii) the effect of the announcement of the proposed merger on Cleco’s relationships with its customers, operating results and business generally; (ix) the amount of the costs, fees, expenses and charges related to the proposed merger; (x) the receipt of an unsolicited offer from another party to acquire assets or capital stock of Cleco that could interfere with the proposed merger; (xi) future regulatory or legislative actions that could adversely affect Cleco; and (xii) other economic, business and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of Cleco. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on any forward-looking statements.

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Cleco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 25, 2014, under the headings Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in subsequently filed Forms 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to Cleco or persons acting on its behalf are expressly qualified in their entirety by the factors identified above. The forward-looking statements represent Cleco’s views as of the date on which such statements were made and Cleco undertakes no obligation to update any forward-looking statements, whether as a result of changes in actual results, change in assumptions, or other factors affecting such statements.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger. In connection with the proposed merger, Cleco will file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement, and may file other relevant documents with the SEC. The definitive proxy statement will be mailed to Cleco’s shareholders. This communication does not constitute a solicitation of any vote or approval. Before making any voting decision, Cleco’s shareholders are urged to read the definitive proxy statement in its entirety when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the definitive proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of the definitive proxy statement, when available, and other relevant documents filed by Cleco with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the definitive proxy statement, when available, and other relevant documents from Cleco’s website at http://www.cleco.com or by directing a request to: Cleco Corporation, P.O. Box 5000, Pineville, LA 71361-5000, Attn: Shareholder Assistance, (800) 253-2652.

Participants in the Solicitation

Cleco and its directors, executive officers and certain other members of management and employees may be deemed to be “participants” in the solicitation of proxies from the shareholders of Cleco in connection with the proposed merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of Cleco in connection with the proposed merger, which may be different than those of Cleco’s shareholders generally, will be set forth in the proxy statement and other relevant documents to be filed with the SEC. Shareholders can find information about Cleco and its directors and executive officers and their ownership of Cleco’s common stock in Cleco’s definitive proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on March 14, 2014, and in subsequently filed Form 4s of directors and executive officers filed with the SEC.